                                                                Exhibit 99 a.




                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 11-K
   FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
       PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

                       COMMISSION FILE NUMBER 33-36936



A. Full title of the plan and address, if different from that of the issuer named below:

                         EMPLOYEE STOCK PURCHASE PLAN
                                      OF
                        REGIONS FINANCIAL CORPORATION


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        REGIONS FINANCIAL CORPORATION
                               P. O. BOX 10247
                          BIRMINGHAM, ALABAMA  35202

                        EMPLOYEE STOCK PURCHASE PLAN OF
                         REGIONS FINANCIAL CORPORATION


The following report of independent auditors and financial statements of the registrant are submitted herewith:

                                                                                                 Page Number
                                                                                                 -----------
         Report of Independent Auditors                                                               1

         Statements of Financial Condition - December 31, 1994 and 1993                               2

         Statements of Income and Changes in Plan Equity for the Years
         Ended December 31, 1994, 1993, and 1992                                                      3

         Notes to Financial Statements                                                                4


All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.

                         Report of Independent Auditors



Benefits Committee
Employee Stock Purchase Plan of
 Regions Financial Corporation

We have audited the accompanying statements of financial condition of the Employee Stock Purchase Plan of Regions Financial Corporation as of December 31, 1994 and 1993, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1994.
These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan at December 31, 1994 and 1993, and the income and changes in plan equity for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.



/s/ ERNST & YOUNG LLP


Birmingham, Alabama
March 22, 1995

                       STATEMENTS OF FINANCIAL CONDITION
                        EMPLOYEE STOCK PURCHASE PLAN OF
                         REGIONS FINANCIAL CORPORATION


                                                                                           DECEMBER 31
                                                                                ---------------------------------
                                                                                    1994                 1993
                                                                                ------------         ------------
         ASSETS

         Assets held by First Alabama Bank
           as trustee and custodian:
           Common Stock of Regions Financial
           Corporation
           at market value - 353,483 shares
           in 1994 and 349,039 shares
           in 1993 (cost $9,414,643
           in 1994 and $8,357,050 in 1993)                                      $ 10,957,973         $ 11,300,157
         Cash                                                                              0                  111
         Dividends receivable                                                        104,944               89,907
                                                                                ------------         ------------
           Total Assets                                                         $ 11,062,917         $ 11,390,175
                                                                                ============         ============



         PLAN EQUITY

         Plan equity (2,954 and 2,822
           participants in 1994
           and 1993, respectively)                                              $ 11,062,917         $ 11,390,175
                                                                                ------------         ------------

         Total Plan Equity                                                      $ 11,062,917         $ 11,390,175
                                                                                ============         ============




See notes to financial statements.

                STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                        EMPLOYEE STOCK PURCHASE PLAN OF
                         REGIONS FINANCIAL CORPORATION

                                                                                         YEAR ENDED DECEMBER 31
                                                                         ------------------------------------------------------
                                                                            1994                  1993                  1992
                                                                         -----------          -----------           -----------
           Dividend income                                               $   404,049          $   343,797           $   282,840
           Gain realized on distribution of common
             stock of Regions Financial
             Corporation to participants upon
             withdrawal                                                      868,405              995,345               801,873
           Unrealized (depreciation) appreciation
             of Common Stock of Regions Financial
             Corporation                                                  (1,399,777)          (1,198,108)            1,001,764
           Contributions received:
             From participants                                             2,579,395            2,450,959             1,969,476
             From participating companies                                    884,578              901,966               731,658

           Withdrawals by participants                                    (3,663,908)          (3,038,815)           (2,371,471)
                                                                         -----------          -----------           -----------

           Income and changes in plan equity                                (327,258)             455,144             2,416,140
           Plan equity at beginning of period                             11,390,175           10,935,031             8,518,891
                                                                         -----------          -----------           -----------

           PLAN EQUITY AT DECEMBER 31                                    $11,062,917          $11,390,175           $10,935,031
                                                                         ===========          ===========           ===========



           ( ) Indicates deduction

           See notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                        EMPLOYEE STOCK PURCHASE PLAN OF
                         REGIONS FINANCIAL CORPORATION


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: First Alabama Bancshares, Inc. which is now Regions Financial Corporation (Regions or the Company) formed the Employee Stock Purchase Plan of Regions Financial Corporation (the Plan) effective September 1, 1978. Subsequent to December 31, 1994, the name of the Plan has been changed from the Employee Stock Purchase Plan of First Alabama Bancshares, Inc. to the Employee Stock Purchase Plan of Regions Financial Corporation; these financial statements reflect the change in the name of the Plan.

Investments: The investment in Common Stock of the Company is stated at market value. The NASDAQ quoted market price of Regions Financial Corporation Common Stock was $31.00 per share at December 31, 1994 and $32.375 per share at December 31, 1993. The average cost of the shares distributed is used to compute gain or loss.

Income:  Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and C) are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the Plan will be taxed to the participants on a pro rata basis for federal and state, as applicable, income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan, other than brokerage fees, are paid by the participating companies. Brokerage fees are included in the price of shares purchased.



NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which Regions and subsidiaries contribute monthly, from 25% to 50% of the employees' monthly contributions. Participating employees may contribute a maximum of 6% of their monthly salary with a minimum monthly contribution of $5.00. Participation in the Plan is open to those employees at least 21 years of age who have been employed with the Company at least one year. Employees are immediately vested upon contribution to the Plan to the extent of the employee's and the employer's contribution to date. In the event the Plan terminates, or the employee terminates either his or her employment with the Company or participation in the Plan, the employee will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of Regions and participants' contributions are as follows:

                                                                              Contributions Received
                                                                 ------------------------------------------------
Participating Company or Division                                 Company             Employee            Total
- ---------------------------------                                ----------         -----------         ---------
Year ended December 31, 1994:

Regions Financial Corporation                                    $ 41,132           $ 108,677           $ 149,809
First Alabama Bank, Montgomery                                     78,791             218,481             297,272
First Alabama Bank, Birmingham                                     93,362             257,507             350,869
First Alabama Bank, Huntsville                                     49,765             128,906             178,671
First Alabama Bank, Tuscaloosa                                     29,290              79,265             108,555
First Alabama Bank, Lee County                                      3,691              11,595              15,286
First Alabama Bank, Dothan                                         24,728              62,258              86,986
First Alabama Bank, Selma                                           4,102              11,567              15,669
First Alabama Bank, Gadsden                                         8,837              21,615              30,452
First Alabama Bank, Athens                                         14,663              37,021              51,684
First Alabama Bank, Baldwin County                                  5,584              16,573              22,157
First Alabama Bank, Phenix City                                     2,790               8,813              11,603
First Alabama Bank, Cullman                                         5,681              16,296              21,977
First Alabama Bank, Mobile                                         89,910             264,407             354,317
First Alabama Bank, Sumter County                                   4,581              13,722              18,303
First Alabama Bank, Talladega County                                7,457              21,257              28,714
First Alabama Bank, Chilton County                                  5,716              18,434              24,150
First Alabama Bank, Troy                                            7,441              21,613              29,054
First Alabama Bank, Anniston                                       13,072              41,618              54,690
First Alabama Bank, South Baldwin                                   9,964              32,535              42,499
First Alabama Bank, Centre                                          3,729              12,240              15,969
First Alabama Bank, Covington County                                7,839              24,712              32,551
First Alabama Bank, Shelby County                                   5,419              18,338              23,757
First Alabama Bank, Decatur                                        14,934              48,689              63,623
First Alabama Bank, Oneonta                                         5,733              19,627              25,360
First Alabama Bank, Enterprise                                      3,817              12,296              16,113
First Alabama Bank, Albertville                                     6,211              18,524              24,735
First Alabama Bank, Choctaw                                         4,201              14,218              18,419
First Alabama Bank, Fayette                                         2,162               8,244              10,406
Regions Bank of Louisiana                                          20,916              80,848             101,764
Bank of New Roads                                                   1,191               4,768               5,959
Regions Bank of Florida                                            19,036              67,384              86,420
Regions Bank of Georgia                                             4,875              16,043              20,918
First Rome Bank                                                     1,336               5,345               6,681
Real Estate Financing, Inc.                                        75,184             235,458             310,642
Regions Bank of Tennessee                                          40,394             113,594             153,988
First Alabama Investments, Inc.                                    19,591              64,131              83,722
Regions Title Co.                                                     253                 765               1,018

                                                                               Contributions Received
                                                                  -------------------------------------------------
Participating Company or Division                                 Company             Employee             Total
- ---------------------------------                                 --------           ----------          ----------
Year ended December 31, 1994 continued:

Corporate                                                          122,334              350,742             473,076
First Alabama Bank, Operations                                      24,866               71,269              96,135
                                                                  --------           ----------          ----------
       TOTALS                                                     $884,578           $2,579,395          $3,463,973
                                                                  ========           ==========          ==========

NOTE C - CONTRIBUTIONS RECEIVED (CONTINUED)



                                                                                Contributions Received
                                                                  ------------------------------------------------
Participating Company or Division                                 Company             Employee             Total
- ---------------------------------                                 --------           ----------         ----------
Year ended December 31, 1993:

Regions Financial Corporation                                     $ 42,411           $  104,656         $  147,067
First Alabama Bank, Montgomery                                      83,406              217,520            300,926
First Alabama Bank, Birmingham                                     126,793              332,553            459,346
First Alabama Bank, Huntsville                                      53,045              129,362            182,407
First Alabama Bank, Tuscaloosa                                      28,968               76,053            105,021
First Alabama Bank, Lee County                                       4,512               13,835             18,347
First Alabama Bank, Dothan                                          26,806               65,981             92,787
First Alabama Bank, Selma                                            4,199               11,204             15,403
First Alabama Bank, Gadsden                                          9,086               22,602             31,688
First Alabama Bank, Athens                                          14,523               36,732             51,255
First Alabama Bank, Baldwin County                                   6,469               17,765             24,234
First Alabama Bank, Phenix City                                      3,421               10,299             13,720
First Alabama Bank, Cullman                                          6,043               16,461             22,504
First Alabama Bank, Mobile                                          94,982              260,302            355,284
First Alabama Bank, Sumter County                                    4,864               13,622             18,486
First Alabama Bank, Talladega County                                 7,765               20,881             28,646
First Alabama Bank, Chilton County                                   5,324               16,419             21,743
First Alabama Bank, Troy                                             7,727               21,294             29,021
First Alabama Bank, Anniston                                        14,382               42,986             57,368
First Alabama Bank, South Baldwin                                   11,684               35,087             46,771
First Alabama Bank, Centre                                           3,846               11,640             15,486
First Alabama Bank, Covington County                                 7,820               23,221             31,041
First Alabama Bank, Shelby County                                    5,568               17,690             23,258
First Alabama Bank, Decatur                                         17,575               52,667             70,242
First Alabama Bank, Oneonta                                          5,745               18,409             24,154
First Alabama Bank, Enterprise                                       4,094               12,011             16,105
First Alabama Bank, Albertville                                      7,047               19,795             26,842
First Alabama Bank, Choctaw                                          4,781               14,897             19,678
Regions Bank of Florida                                             15,346               50,087             65,433
First Alabama Bank, Columbus, Georgia                                4,087               13,163             17,250
Real Estate Financing, Inc.                                         80,902              238,590            319,492
First Security Bank of Tennessee                                    41,806              103,878            145,684
Franklin County Bank                                                 2,176                8,703             10,879
First Alabama Investments, Inc.                                     19,342               59,345             78,687
Corporate                                                          125,421              341,249            466,670
                                                                  --------           ----------         ----------
       TOTALS                                                     $901,966           $2,450,959         $3,352,925
                                                                  ========           ==========         ==========

                                                                                    Contributions Received
                                                                       ---------------------------------------------
Participating Company or Division                                       Company          Employee            Total
- ---------------------------------                                      ---------         ---------        ----------
Year ended December 31, 1992:

Regions Financial Corporation                                          $ 36,469          $  89,626        $  126,095
First Alabama Bank, Montgomery                                           73,609            188,557           262,166
First Alabama Bank, Birmingham                                          103,791            270,164           373,955
First Alabama Bank, Huntsville                                           50,891            121,913           172,804
First Alabama Bank, Tuscaloosa                                           25,472             65,920            91,392
First Alabama Bank, Lee County                                            3,978             11,621            15,599
First Alabama Bank, Dothan                                               20,649             51,674            72,323
First Alabama Bank, Selma                                                 4,707             11,637            16,344
First Alabama Bank, Gadsden                                               7,114             17,609            24,723
First Alabama Bank, Athens                                               13,099             32,546            45,645
First Alabama Bank, Baldwin County                                        6,796             18,181            24,977
First Alabama Bank, Phenix City                                           2,441              7,122             9,563
First Alabama Bank, Cullman                                               4,622             13,794            18,416
First Alabama Bank, Mobile                                               87,160            235,638           322,798
First Alabama Bank, Sumter County                                         3,570              9,980            13,550
First Alabama Bank, Talladega County                                      8,260             22,022            30,282
First Alabama Bank, Chilton County                                        3,730             10,681            14,411
First Alabama Bank, Troy                                                  6,811             20,284            27,095
First Alabama Bank, Anniston                                             10,953             34,674            45,627
First Alabama Bank, South Baldwin                                         8,306             25,248            33,554
First Alabama Bank, Centre                                                3,206              9,422            12,628
First Alabama Bank, Covington County                                      6,542             18,710            25,252
First Alabama Bank, Shelby County                                         5,116             16,032            21,148
First Alabama Bank, Decatur                                              15,982             47,115            63,097
First Alabama Bank, Oneonta                                               3,947             12,381            16,328
First Alabama Bank, Enterprise                                            3,215              9,616            12,831
First Alabama Bank, Albertville                                           5,206             15,307            20,513
First Alabama Bank, Choctaw                                               3,752             11,890            15,642
Sunshine Bank                                                            11,029             35,413            46,442
First Alabama Bank, Columbus, Georgia                                     2,202              6,124             8,326
Real Estate Financing, Inc.                                              62,439            180,022           242,461
First Alabama Investments, Inc.                                          16,319             50,355            66,674
Corporate                                                               110,275            298,198           408,473
                                                                      ---------         ----------        ----------
       TOTALS                                                         $ 731,658         $1,969,476        $2,701,134
                                                                      =========         ==========        ==========

NOTE D - UNREALIZED APPRECIATION OF COMMON STOCK OF REGIONS FINANCIAL
CORPORATION

The unrealized appreciation of Common Stock of Regions Financial Corporation is as follows:


                                                              1994                   1993                     1992
                                                          -------------          ------------             ------------
 Unrealized appreciation at beginning
   of year                                                $  2,943,107           $  4,141,215             $  3,139,451
 Unrealized appreciation at end of
   year                                                      1,543,330              2,943,107                4,141,215
                                                          ------------           ------------             ------------
 (DECREASE) INCREASE IN UNREALIZED
   APPRECIATION                                           $ (1,399,777)          $ (1,198,108)            $  1,001,764
                                                          ============           ============             ============





NOTE E - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF REGIONS FINANCIAL CORPORATION TO PARTICIPANTS UPON WITHDRAWAL

                                                               1994                   1993                   1992
                                                          -------------          -------------            ------------
Market value of shares distributed                        $   3,651,704          $   3,029,892            $  2,365,464
Cost of shares distributed                                    2,783,299              2,034,547               1,563,591
                                                          --------------         --------------           ------------

TOTAL REALIZED GAIN                                       $     868,405          $     995,345            $    801,873
                                                          =============          =============            ============

ITEM 9b. Exhibits

         None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Stock Purchase Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                        EMPLOYEE STOCK PURCHASE PLAN
                                        REGIONS FINANCIAL CORPORATION



Date:   March 22, 1995                  By:  /s/ Douglas W. Graham
                                           ---------------------------------
                                           Douglas W. Graham
                                           Senior Vice President - Personnel
                                           Regions Financial Corporation





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